UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

 Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On July 18, 2006, our Bruker AXS Inc. subsidiary (“BAXS”) acquired all of the capital stock of KeyMaster Technologies, Inc., a Delaware corporation located in Kennewick, Washington (“KTI”), in accordance with the terms of a stock purchase agreement, executed on July 18, 2006, by and among BAXS, KTI and the stockholders of KTI (the “Sellers”) (the “Stock Purchase Agreement”).  In accordance with the Stock Purchase Agreement, BAXS will pay an aggregate of $10 million of cash consideration to the Sellers, of which $1 million shall be held in escrow until the later of (x) July 18, 2007, or (y) the resolution of any indemnification claim pending as July 18, 2007.  Other than the Stock Purchase Agreement and the transactions contemplated thereby, there is no relationship between BAXS and its affiliates and any other party to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the terms and conditions of Stock Purchase Agreement, which will be filed by Bruker BioSciences Corporation (the “Company”) as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2006.  A copy of the press release issued by the Company on July 20, 2006, regarding the completion of the acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed with this report:

Exhibit No.             Description of Exhibit

99.1	Press Release dated July 20, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: July 24, 2006	By:	/s/ Frank H. Laukien
Frank H. Laukien, Ph.D. Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name
99.1	Press Release dated July 20, 2006.